UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 5, 2005
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51360 (Commission File Number)	20-2197030 (I.R.S. Employer Identification No.)
4643 South Ulster Street, Suite 1300 Denver CO 80237
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
General
     On December 5, 2005, Cablecom Luxembourg S.C.A. (“Cablecom Luxembourg”) and its wholly-owned subsidiary Cablecom GmbH, the Swiss cable operator (“Cablecom”), entered into a facilities agreement, dated as of December 5, 2005 (the “Facilities Agreement”), with Toronto Dominion (Texas) LLC as facility agent (the “Facility Agent”), and the other banks and financial institutions named therein (the “Additional Parties”). Cablecom Luxembourg and Cablecom are indirect, wholly-owned subsidiaries of Liberty Global, Inc. (“Liberty Global”). The Facilities Agreement provides the terms and conditions upon which (i) the Facility Agent and certain of the Additional Parties (the "Term Lenders”) will make available to Cablecom Luxembourg certain term loans in an aggregate principal amount not to exceed CHF 1,330,000,000 (collectively, “Term Loans”) and (ii) the lenders under Cablecom’s existing CHF 150,000,000 revolving credit facility (the “Existing Revolving Credit Facility”) who deliver to the Facility Agent an executed Revolving Facility Accession Agreement will make available to Cablecom and certain subsidiaries of Cablecom a revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount not to exceed CHF 150,000,000, which will replace the Existing Revolving Credit Facility.
Use of Funds
     On October 24, 2005, Liberty Global Switzerland, Inc., an indirect wholly-owned subsidiary of Liberty Global (“Liberty Global Switzerland”), acquired Cablecom Holdings AG, the indirect parent company of Cablecom Luxembourg (“Cablecom Holdings”). In connection with this acquisition, Cablecom Luxembourg was required to effect a change of control offer (the “Change of Control Offer”) for its €290 million 9-3/8% Senior Notes due 2014 (the “Existing Fixed Rate Notes”) and its CHF 390 million Floating Rate Senior Secured Notes due 2010, €200 million Floating Rate Senior Secured Notes due 2010 and €375 million Floating Rate Senior Secured Notes due 2012 (collectively, the “Existing Floating Rate Notes” and together with the Existing Fixed Rate Notes, the “Cablecom Notes”), under the terms of the Cablecom Notes. The Change of Control Offer expired at 5:00 p.m., London time, on November 30, 2005. As announced by Cablecom Luxembourg on December 9, 2005, Cablecom Luxembourg has made payment to the tendering noteholders in the aggregate amount of CHF 132,983,013 and Euro 82,800,775. This amount (excluding approximately Euro 102,000 attributable to the Existing Fixed Rate Note that was tendered), together with the costs and expenses of effecting the Change of Control Offer, were funded by a Term Loan.
     On December 9, 2005, in addition to announcing the results of the Change of Control Offer, Cablecom Luxembourg announced its intention to call for redemption all Existing Floating Rate Notes not tendered in the Change of Control Offer, at a redemption price of 102% of their respective principal amounts, plus accrued and unpaid interest through the date of redemption. Cablecom expects to deliver notice of this redemption to the applicable noteholders on December 15, 2005. The funds required to effect this redemption, including the costs and expenses of effecting the redemption, will be financed by the Term Loans. If for any reason this redemption is not effected, any then-unused portion of the Term Loans will be cancelled.
Structure; Maturity
     The Facilities Agreement describes the terms of the following facilities:

Term Loans	•	Facility A, a term loan facility, maturing and becoming due December 31, 2010, available to be drawn by Cablecom Luxembourg in Swiss Francs up to an aggregate principal amount of CHF 618,480,000 (available through January 23, 2006) , with CHF 268,711,308 outstanding as of December 8, 2005

	•	Facility B, a term loan facility, maturing and becoming due September 30, 2012, available to be drawn by Cablecom in Swiss Francs, U.S. Dollars or Euros up to an aggregate principal amount of CHF 711,520,000 (available through January 23, 2006), with no principal amount outstanding as of December 8, 2005

Revolving Credit Facility	Subject to the lenders under the Existing Revolving Credit Facility acceding to the Facilities Agreement, a revolving credit loan facility, maturing and becoming due December 31, 2010, available to be drawn by Cablecom and certain of its subsidiaries in Swiss Francs up to an aggregate principal amount of CHF 150,000,000 (available through January 23, 2006), with no principal amount outstanding as of December 8, 2005
Interest Rates
     The interest rate for each interest period in respect of the Term Loans and the Revolving Credit Facility is the percentage rate per annum equal to the aggregate of an applicable margin, LIBOR (or, in relation to any Term Loan drawn in Euros, EURIBOR) and any mandatory cost (being the cost of compliance with certain reserve asset, liquidity, cash margin, special deposit or other like requirements described in the Facilities Agreement). Interest accrues daily from and including the first day of an interest period and is payable on the last day of each interest period (unless the interest period is longer than six months) and is calculated on the basis of a 360-day year or a 365-day year depending on what is determined to be relevant market practice.
     The applicable margins for the available facilities as of December 9, 2005 are as follows:

Term Loans	•	Facility A, 2.50% per annum for the first 18 months from the date of the Facilities Agreement; thereafter, the margin is adjusted based on the ratio of senior debt to annualized EBITDA (as defined therein)

	•	Facility B, 2.75% per annum for the first 9 months from the date of the Facilities Agreement; thereafter, 2.50% per annum

Revolving Credit Facility	2.25% per annum
Guarantees and Security
     The Term Loans will share equally and rateably with the Existing Floating Rate Notes and the Existing Revolving Credit Facility the following security: (i) pledge of the shares of Cablecom on a first priority basis, (ii) assignment of the subordinated promissory note representing a loan by Cablecom Luxembourg to Cablecom of the proceeds of the Existing Fixed Rate Notes on a first priority basis (also pledged on a second priority basis to secure the Existing Fixed Rate Notes), (iii) assignment of the proceeds loan note representing a loan by Cablecom Luxembourg to Cablecom of the proceeds of the Existing Floating Rate Notes on a first priority basis and (iv) assignment of the proceeds loan note representing a loan by Cablecom Luxembourg to Cablecom of the proceeds of the Term Loans on a first priority basis.
     In addition, Cablecom Luxembourg will guarantee the amounts outstanding from time to time under the Revolving Credit Facility. Cablecom may request that any other of its subsidiaries become an additional obligor under the Revolving Credit Facility. In such a case, Cablecom and the additional obligor will also provide cross guarantees for any amount outstanding under the Revolving Credit Facility, provided that Cablecom and any other Swiss domiciled obligors may only guarantee the obligations of its subsidiaries and cannot provide any upstream or cross-stream guarantees in respect of its parent or sister companies.

Payment Provisions
     The following are the scheduled principal repayment dates for the Term Loans and the Revolving Credit Facility:

Term Loans	•	Facility A, repayable in one installment on the Facility A maturity date

	•	Facility B, repayable in installments on scheduled annual repayment dates beginning on December 31, 2006 (and annually thereafter on the same date until the Facility B maturity date) in amounts equal to 1% of the amount of the Facility B loans drawn, with the remainder of the outstanding Facility B loans repayable on the Facility B maturity date

Revolving Credit Facility	Repayable at the end of their respective interest periods and on their final maturity date; principal repaid is available for further draw-downs prior to their final maturity date
     In addition to scheduled repayments of principal, the Term Loans and the Revolving Credit Facility must be prepaid (to the extent of the funds designated for repayment) on the occurrence of any of the following events: (i) a change of control of (A) UGC Europe, Inc., an indirect, wholly-owned subsidiary of Liberty Global and the parent company of Liberty Global Switzerland (“UGC Europe”), (B) Cablecom Holdings, (C) Cablecom Luxembourg or (D) Cablecom; (ii) receipt of Excess Cash Flow (defined generally as EBITDA less interest, other charges, repayment and/or prepayment of certain outstanding indebtedness, subject to adjustments based on changes in annual levels of net working capital); (iii) receipt of net proceeds of certain asset sales; (iv) receipt of net proceeds from the listing, sale or certain other public issuances of the share capital of Cablecom Luxembourg or any of its subsidiaries; (v) receipt of net proceeds by Liberty Global Switzerland from claims under the Sale and Purchase Agreement, dated September 30, 2005, pursuant to which Liberty Global Switzerland acquired all of the issued share capital of Cablecom Holdings; or (vi) receipt of net proceeds from certain insurance claims.
     Further, the indebtedness under the Term Loans and the Revolving Credit Facility may be voluntarily prepaid in whole or in part, in the case of the Term Loans, on at least five business days’ prior written notice, or, in the case of the Revolving Credit Facility, on at least three business days’ prior written notice, in each case, without premium or penalty but subject to break funding costs if any such prepayment is not made on an interest payment date.
     Any such prepayment is to be applied against the Term Loans and the Revolving Credit Facility: first, in pro rata repayment of Facility A and, subject to the next sentence, Facility B; second, to the extent that all Term Loans have been repaid, in repayment of loans under the Revolving Credit Facility; and third, to the extent all loans under the Revolving Credit Facility have been repaid, in permanent rateable reduction of the commitments available under the Revolving Credit Facility. Any lender who has provided a Facility B loan shall have the right to reject prepayment of such loan, and such amount may be retained by Cablecom Luxembourg at its election for use in the business of Cablecom Luxembourg and its subsidiaries. Alternatively, Cablecom Luxembourg may elect to apply the amount in prepayment of the Facility A and Revolving Credit Facility loans in the order set out above.
     The Facilities Agreement includes an accession mechanism under which the term lenders agree to roll their commitment/participations in the Term Loans into UPC Broadband Holding B.V.’s existing senior credit facility originally dated January 16, 2004, as amended from time to time (the “UPCB Facility”), at the election of Cablecom Luxembourg at any time following the date of the Facilities Agreement, subject to there being no actual event of default, as defined therein, under the Facilities Agreement or actual or potential event of default, as defined therein, under the UPCB Facility and provided that any amendments or waivers granted by the lenders under the UPCB Facility have been approved by the lenders of 66-2/3% principal amount of the Term Loans or all lenders under the Term Loans, as applicable.

Additional Provisions
     In addition to certain customary covenants and events of default, the Facilities Agreement limits the ability of Cablecom Luxembourg and its subsidiaries to (i) merge with or into, or acquire, other companies, (ii) incur, create or otherwise permit to be outstanding, certain financial indebtedness, (iii) reduce its capital or purchase or redeem any class of its shares or any other ownership interest in it, (iv) create or permit to exist any security interest on or over the whole or any part of its assets, rights or remedies or prefer any of its future indebtedness, (v) sell, transfer, lease out, lend, cease to exercise direct control over or otherwise dispose of any part of its assets, rights, revenues or shareholdings, (vi) grant or permit to exist any guarantees, indemnities or any loan or grant any credit, (vii) amend its constitutional documents, (viii) declare, make or pay any dividend on or make any distribution or pay any other amounts in respect of, or redeem its share capital, capital stock or other securities, (ix) make any payment of principal of, or interest on, any loans, transfer assets or other payments to UGC Europe and certain associated companies of UGC Europe, including Liberty Global, (x) enter into any interest rate or currency swaps or other hedging arrangements, (xi) issue any shares of any class of its capital stock, or (xii) incur capital expenditure. Additionally, pursuant to the Facilities Agreement, Cablecom Luxembourg must maintain certain ratios of total debt to EBITDA, senior debt to EBITDA, EBITDA to total cash interest and EBITDA to debt service.
Intercreditor Deed
     The parties to the Facilities Agreement are also party to an intercreditor deed (“Intercreditor Deed”) under which the lenders to the Facilities Agreement agree to an equal and ratable allocation of recoveries with the lenders under the Existing Revolving Credit Facility and the holders under the remaining Existing Floating Rate Notes in the event of insolvency and similar events in relation to Cablecom Luxembourg and other obligors. The Intercreditor Deed also provides for the subordination of indebtedness owing by Cablecom Luxembourg under the Existing Fixed Rate Notes and owing by obligors in respect of other intra-group debt and investor debt.
Item 7.01. Regulation FD Disclosure.
     On December 9, 2005, Cablecom Luxembourg announced the results of the Change of Control Offer, as well as its intention to call for redemption all Existing Floating Rate Notes not tendered in the Change of Control Offer. This press release is attached as Exhibit 99.1 hereto.
     The information contained in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Name

99.1	Press Release of Cablecom Luxembourg, dated December 9, 2005

99.2	Liberty Global undertakes to furnish to the Securities and Exchange Commission, upon request, a copy of the Facilities Agreement and the Intercreditor Deed, which are not being filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 9, 2005

LIBERTY GLOBAL, INC.
By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release of Cablecom Luxembourg, dated December 9, 2005

99.2	Liberty Global undertakes to furnish to the Securities and Exchange Commission, upon request, a copy of the Facilities Agreement and the Intercreditor Deed, which are not being filed herewith.